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                                                                      EXHIBIT 21

                                 MASCOTECH, INC.
                            (A DELAWARE CORPORATION)

Subsidiaries as of January 31, 2000 *

         NAME                                                                 JURISDICTION OF
         ----                                                         INCORPORATION OR ORGANIZATION
                                                                      -----------------------------

Arrow Specialty Company                                                           Delaware
Cuyam Corporation                                                                 Ohio
E.R. Acquisition Corp.                                                            Delaware
Gruppo Tov Sr.l (80%)                                                             Italy
K-Tech Mfg., Inc.                                                                 Delaware
Kendallville Foundry, Inc.                                                        Delaware
Masco Industries International Sales, Inc.                                        Barbados
MascoTech Europe, Inc.                                                            Delaware
MascoTech European Holdings Inc.                                                  Delaware
         GLO S.p.A.                                                               Italy
MascoTech Forming Technologies - Fort Wayne, Inc.                                 Indiana
MascoTech GmbH                                                                    Germany
         Gruppo Tov Sr.l. (20%)                                                   Italy
         H&B Hyprotec Technology OHG                                              Germany
                  Huber & Bauer GmbH (20%)                                        Germany
         Holzer GmbH & Co.                                                        Germany
         Holzer Limited                                                           United Kingdom
         MascoTech Sintered Components Espana S.L.                                Spain
         Neumeyer CR spol S.r.o.                                                  Czech Republic
         Neumeyer Fliesspressen GmbH                                              Germany
MascoTech Services, Inc.                                                          Delaware
MascoTech Sintered Components Limited                                             United Kingdom
MascoTech Sintered Components of Indiana, Inc.                                    Delaware
MascoTech Sintered Components, Inc.                                               Delaware
         MascoTech Sintered Components Holdings,                                  Mexico
           S. de R.L. de C.V.
                  MascoTech Sintered Components                                   Mexico
                    Services, S.de R.L. de C.V.
                  MascoTech Sintered Components                                   Mexico
                    Mexico, S.A. de C.V.
MascoTech Tubular Products, Inc.                                                  Michigan
MASX Energy Services Group, Inc.                                                  Delaware
MASG Disposition, Inc.                                                            Michigan
NI Wheel, Incorporated                                                            Ontario
Plastic Form, Inc.                                                                Delaware
Precision Headed Products, Inc.                                                   Delaware

----------------------

* Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.

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
         NAME                                                                 JURISDICTION OF
         ----                                                         INCORPORATION OR ORGANIZATION
                                                                      -----------------------------

TriMas Corporation                                                                Delaware
         Beaumont Bolt & Gasket, Inc.                                             Texas
                  Industrial Bolt & Gasket, Inc.                                  Louisiana
         Compac Corporation                                                       Delaware
                  Netcong Investments, Inc.                                       New Jersey
         Di-Rite Company                                                          Ohio
         Draw-Tite, Inc.                                                          Delaware
         Draw-Tite (Canada) Ltd.                                                  Ontario
         Eskay Screw Corporation                                                  Delaware
         Fulton Performance Products, Inc.                                        Delaware
         Heinrich Stolz GmbH                                                      Germany
         Hitch'N Post, Inc.                                                       Delaware
         K.S. Disposition, Inc.                                                   Michigan
         Keo Cutters, Inc.                                                        Michigan
         Lake Erie Screw Corporation                                              Ohio
         Lamons Metal Gasket Co.                                                  Delaware
                  Canadian Gasket & Supply Inc.                                   Canada
                  Louisiana Hose & Rubber Co.                                     Louisiana
         Monogram Aerospace Fasteners, Inc.                                       Delaware
         NI Foreign Military Sales, Inc.                                          Delaware
         NI West, Inc.                                                            California
         Norris Cylinder Company                                                  Delaware
         Norris Environmental Services, Inc.                                      California
         Norris Industries, Inc.                                                  California
         Punchcraft Company                                                       Michigan
         Reese Products, Inc.                                                     Indiana
                  TriMas Corporation Pty. Ltd.                                    Australia
                           Roof Rack Industries Pty Ltd.                          Australia
                  Reese Products of Canada Ltd.                                   Ontario
         Reska Spline Products, Inc.                                              Michigan
         Richards Micro-Tool, Inc.                                                Delaware
         Rieke Corporation                                                        Indiana
                  Rieke Canada Limited                                            Canada
                  Rieke Corporation (S) Pte Ltd                                   Singapore
                  Rieke of Indiana, Inc.                                          Indiana
                  Rieke of Mexico, Inc.                                           Delaware
                           Rieke de Mexico, S.A. de                               Mexico
                             C.V.
                  Rieke Leasing Co., Incorporated                                 Delaware
         TriMas Corporation Limited                                               United Kingdom
                  The Englass Group Limited                                       United Kingdom
                  The English Glass Company Limited                               United Kingdom

----------------------

 * Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.

         NAME                                                                 JURISDICTION OF
         ----                                                         INCORPORATION OR ORGANIZATION
                                                                      -----------------------------

                           Top Emballage S.A.                                     France
         TriMas Export, Inc.                                                      Barbados
         TriMas Fasteners, Inc.                                                   Delaware
         TriMas Services Corp.                                                    Delaware
W.C. McCurdy & Co.                                                                Michigan
Windfall Products, Inc.                                                           Pennsylvania
         Windfall Specialty Powders, Inc.                                         Pennsylvania
         WIPCO, Inc.                                                              Delaware
         Windfall do Brasil Ltda.                                                 Brazil
         Windfall Foreign Sales Corp.                                             Barbados

----------------------

* Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.


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